Exhibit 99.3

MESA ENERGY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information reflects the historical results of Mesa Energy Holdings, Inc. (“Mesa” or the “Company”) as adjusted on a pro forma basis to give effect to Mesa Energy, Inc.’s (“MEI’s”) acquisition of Tchefuncte Natural Resources, LLC (“TNR”). The following unaudited pro forma combined financial information reflects the historical statements of revenues and direct operating expenses of properties in four fields in south Louisiana (the “Samson Properties”) acquired from Samson Contour Energy E&P, LLC (“Samson”). These acquisitions are described further below.

TNR Acquisition of Samson Properties

Immediately prior to the closing of the acquisition of TNR by MEI (discussed below), TNR completed the acquisition of properties in four fields in south Louisiana (the “Samson Properties”) from Samson for a total purchase price, net of post-closing adjustments, of $4,936,231.  TNR used net cash of $5,671,525 from MEI’s Loan Agreement with The F&M Bank & Trust Company to fund the initial purchase price for the properties of $5,071,525 and to fund $600,000, representing a portion of the obligations for the Site Specific Trust Accounts (“SSTAs”), for asset retirement liability on wells owned and operated by Samson.  TNR received a post-closing payment from Samson of $735,294 for adjustments to the purchase price resulting in a net purchase price of $4,936,231.

In addition, MEI provided letters of credit in the aggregate amount of $4,704,037 pursuant to the Loan Agreement, which were used to replace letters of credit in place by TNR and Samson for existing SSTAs as well as to provide additional, newly created SSTAs. TNR recorded the purchase price as follows:

Assets acquired:
Oil and gas properties	$5,808,284
Site Specific Trust Account deposit	600,000
Total assets received	6,408,284

Liabilities acquired:
Present value of asset retirement obligations	(1,472,053)

Net assets acquired	$4,936,231

MEI Acquisition of TNR

On July 22, 2011, 100% of the members’ interests in TNR were acquired by MEI.  At the closing, TNR became a wholly-owned subsidiary of MEI. In exchange for their members’ interests, the selling members of TNR received an aggregate of 21.2 million shares of Mesa common stock valued at $2,968,000 based on the closing price of Mesa’s stock on July 22, 2011, as follows:

•	in exchange for all of the issued and outstanding members’ interests of TNR (20 million shares),
•	for the retirement of notes payable in the amount of $150,000 (1.2 million shares),

The selling members retained an overriding royalty interest on each lease owned by TNR and on each lease acquired pursuant to the acquisition of Samson equal to the difference between a 75% net revenue interest (“NRI”) (on an 8/8ths basis) and the current NRI, not to exceed 3%.

The unaudited pro forma combined balance sheet is based on the unaudited June 30, 2011, balance sheets of Mesa and TNR and includes pro forma adjustments to give effect to the TNR acquisition as if it occurred on June 30, 2011. The unaudited pro forma combined statements of operations for the year ended December 31, 2010, and the six months ended June 30, 2011, are based on the audited statements of operations of Mesa and TNR for the year ended December 31, 2010, and the unaudited statements of operations of Mesa and TNR for the six months ended June 30, 2011, respectively, and include pro forma adjustments to give effect to TNR’s acquisition of the Samson Properties and the TNR acquisition as if those transactions and the financing transactions occurred on January 1, 2010 and January 1, 2011, respectively.

The pro forma adjustments reflecting the TNR acquisition under the acquisition method of accounting are preliminary and include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these pro forma consolidated financial statements were prepared. MEI believes the estimates and assumptions used are reasonable and the significant effects of the transaction are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the transaction.

These unaudited pro forma combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transactions been in effect on the dates or for the periods indicated, or of results that may occur in the future. The pro forma statements should be read in conjunction with (a) the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in Mesa’s Annual Report on Form 10-K for the year ended December 31, 2010 and in Mesa’s Quarterly Reports on Forms 10-Q/A for the quarters ended June 30, 2011 and 2010, respectively, (b) the audited financial statements and accompanying notes of TNR for the years ended December 31, 2010 and 2009 and the unaudited financial statements of TNR for the six months ended June 30, 2011 and 2010 as reported in Amendment No. 1 on Form 8-K/A filed on January 11, 2012, and (c) the audited statements of revenues and direct operating expenses of the Samson Properties for the years ended December 31, 2010 and 2009 and the unaudited statements of revenues and direct operating expenses of the Samson Properties for the six months ended June 30, 2011 and 2010 as reported in Amendment No. 1 on Form 8-K/A filed on January 11, 2012.

MESA ENERGY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2011

			Acquisition of				Mesa
	Mesa	TNR	Samson		Pro Forma		Pro Forma
	Historical	Historical	Assets		Adjustment		Combined
	(Restated)						(Restated)
Cash	$35,636	$474,945	$-		$87,212	(a)	$919,374
					5,795,963	(b)
					(5,371,525	)(c)
					(102,857	)(d)
Restricted cash	-	500,000	-		(500,000	)(e)	-
Accounts receivable (and other receivables)	9,327	612,495	735,294	(k)	(612,495	)(f)	744,621
Prepaids and other current assets	12,361	20,541	-		-		32,902
Total current assets	57,324	1,607,981					1,696,897

Oil and gas properties, net	38,345	891,542	4,336,231	(m)	3,408,272	(h)	10,255,553
			1,472,053	(n)	109,110	(g)
Property and equipment, net	-	204,001	-		-		204,001
Deposit for property acquisition	-	300,000	(300,000	)(l)	-		-
Other assets	40,000	-	600,000	(e)	102,857	(d)	742,857
Total long term assets	78,345	1,395,543					11,202,411

Total assets	135,669	3,003,524					12,899,308

Accounts payable and accrued liabilities	438,701	288,681	-		-		727,382
Accrued expenses- related party	78,663	-	-		-		78,663
Revenue payable	-	233,198	-		-		233,198
Short term debt- related party	93,000	75,000	-		-		168,000
Total current liabilities	610,364	596,879					1,207,243

Long term debt	-	140,637	5,371,525	(b)	424,438	(b)	5,936,600
Long term convertible debt, net	885,276	-	-		-		885,276
Derivative liability on convertible debt	136,404	-	-		-		136,404
Asset retirement obligation	83,801	1,680,997	1,472,053	(n)	109,110	(h)	3,345,961
Total long term liabilities	1,105,481	1,821,634					10,304,241

Total liabilities	1,715,845	2,418,513					11,511,484

Common stock	5,411	-	-		2,120	(i)	7,531
Paid in capital	(4,335,880)	-	-		2,965,880	(i)	(1,370,000)
Retained earnings/members’ equity	2,750,293	585,011	-		(585,011	)(j)	2,750,293
Total equity	(1,580,176)	585,011					1,387,824

Total liabilities and equity	$135,669	$3,003,524					$12,899,308

See accompanying notes to pro forma financial statements.

MESA ENERGY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma combined balance sheet.

(a) To record net additional cash acquired from TNR.

(b) To record receipt of cash from debt agreement with F&M Bank.

(c) To record cash payment for acquisition of Samson Properties.

(d) To record loan commitment fee paid to F&M Bank.

(e) To eliminate deposit placed with State of Louisiana for asset retirement obligation. It was replaced with a $600,000 deposit and letters of credit in the amount of $4,704,037. The deposit was funded with borrowing proceeds from F&M Bank, and the letters of credit are associated with MEI’s borrowing base under the loan agreement with F&M Bank.

(f) To eliminate TNR accounts receivable not acquired by MEI.

(g) To increase Lake Hermitage asset retirement obligation and asset retirement cost pursuant to revaluation by Mesa at acquisition.

(h) To record adjustment to fair value from the acquisition to the oil and gas properties acquired.

(i) To record the value of the 21,200,000 common shares of Mesa Energy Holdings, Inc. issued to selling members at closing of MEI’s acquisition of TNR.

(j) To eliminate TNR selling members’ equity.

(k) To record receivable for overpayment to Samson. The amount was subsequently received and recorded as an adjustment to decrease the carrying value of oil and gas assets acquired.

(l) To eliminate earnest money deposits advanced for purchase of Samson Properties and record the carrying value of the Samson Properties.

(m) To record total oil and gas properties acquired.

(n) To record Samson asset retirement obligation and asset retirement cost for oil and gas properties acquired (see also Note (h)).

MESA ENERGY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

	Mesa Historical	Samson Historical	TNR Historical	Pro Forma Adjustments		Mesa Pro Forma Combined

Revenues:	$61,647	$6,464,209	$—	$—		$6,525,856

Operating expenses:
Lease operating cost	33,407	3,035,631	—	—		3,069,038
Exploration cost	13,492	—	—	—		13,492
Depreciation, depletion, amortization, accretion, and impairment expense	1,136,305	—	1,215	203,975	(b)	1,954,101
				612,606	(c)
General and administrative expenses	2,017,244	—	6,987	—		2,024,231

Total operating expenses	3,200,448	3,035,631	8,202	816,581		7,060,862

Income (loss) from operations	(3,138,801)	3,428,578	(8,202)	(816,581)		(536,006)

Other income (expense):
Interest income	3,805	—	—	—		3,805
Interest expense	(1,077,269)	—	—	(333,268	)(a)	(1,461,976)
				(51,439	)(d)
Unrealized gain on change in derivative value	10,773,500	—	—	—		10,773,500

Total other income (expense)	9,700,036	—	—	(384,707)		9,315,329

Net income (loss)	$6,561,235	$3,428,578	$(8,202)	$(1,201,288)		$8,780,323

Net income (loss) per share:

Basic	$0.16					$0.12

Diluted	$0.13					$0.11

Weighted average number of shares outstanding:
Basic	39,932,479			21,200,000	(e)	60,592,479
				21,200,000
Diluted	49,190,627				(e)	70,390,627

 See accompanying notes to pro forma financial statements.

Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma combined statement of operations for the year ended December 31, 2010.

(a)	Adjustment to recognize additional interest expense related to the $5,795,963 loan to fund the cash portion of the TNR acquisition purchase price:

Amount of loan from F&M Bank & Trust Company	$5,795,963
Interest rate	5.75%
Annual interest	$333,268

(b)	Adjustment to recognize accretion of the asset retirement obligation attributable to the acquisition of TNR for the year ended December 31, 2010.
(c)	Adjustment to recognize depreciation and depletion attributable to the acquisition of TNR for the year ended December 31, 2010.
(d)	To record amortization of capitalized loan origination fees associated with the loan from F&M Bank & Trust Company:

Loan origination fee	$102,877
Term of loan	2 years
Annual amortization of loan origination fee	$51,439

(e)	MEI common shares issued to acquire TNR.

MESA ENERGY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

	Mesa Historical	Samson Historical	TNR Historical	Pro Forma Adjustments		Mesa Pro Forma Combined
	(Restated)					(Restated)
Revenues:	$37,088	$3,015,314	$1,367,930	$—		$4,420,332

Operating expenses
Exploration cost	25,928	1,096,794	567,559	—		1,690,281
Depreciation, depletion, and accretion	3,584	—	69,069	101,988	(b)	1,117,149
				942,508	(c)
General and administrative expenses	349,844	—	139,181	—		489,025

Total operating expenses	379,356	1,096,794	775,809	1,044,496		3,296,455

Income (loss) from operations	(342,268)	1,918,520	592,121	(1,044,496)		1,123,877

Other income (expense):
Interest income	—	—	1,260	—		1,260
Interest expense	(297,036)	—	(1,168)	(166,634	)(a)	(490,557)
				(25,719	)(d)
Gain (loss) on change of derivative value	(136,404)	—	—	—		(136,404)
Gain on settlement of debt	223,736	—	—	—		223,736
Loss on extinguishment of debt	(17,620)	—	—	—		(17,620)

Total other income (expense)	(227,324)	—	92	(192,353)		(419,585)

Net income (loss)	$(569,592)	$1,918,520	$592,213	$(1,236,849)		$704,292

Net income (loss) per share:

Basic	$(0.01)					$0.01

Diluted	$(0.01)					$0.01

Weighted average number of shares outstanding:

Basic	47,229,124			21,200,000	(e)	68,429,124

Diluted	47,229,124			21,200,000	(e)	69,279,124
				850,000	(f)

See accompanying notes to pro forma financial statements.

Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma combined statement of operations for the six months ended June 30, 2011.

(a)	Adjustment to recognize additional interest expense related to the $5,795,963 loan to fund the cash portion of the TNR acquisition purchase price:

Amount of loan from F&M Bank & Trust Company	$5,795,963
Interest rate	5.75%
Annual interest	$333,268
One-half of 2011 interest	$166,634

(b)	Adjustment to recognize accretion of the asset retirement obligation attributable to the acquisition of TNR for the six months ended June 30, 2011.
(c)	Adjustment to recognize depreciation and depletion attributable to the acquisition of TNR for the six months ended June 30, 2011.
(d)	To record amortization of capitalized loan origination fees associated with the loan from F&M Bank & Trust Company:

Loan origination fee	$102,877
Term of loan	2 years
Annual amortization of loan origination fee	$51,439
One-half of 2011 amortization of loan origination fee	$25,719

(e)	MEI common shares issued to acquire TNR.
(f)	Adjustment for dilution of common stock equivalents since pro forma combined statement of operations has net income.

3.	Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information (Unaudited)

The following unaudited supplemental pro forma oil and natural gas reserves tables present how the combined oil and gas reserves and standardized measure information of the Company and TNR may have appeared had the transaction occurred on January 1, 2010. The Supplemental Pro Forma Combined Oil and Gas Reserves and Standardized Measure Information are for illustrative purposes only.

All of the reserves are located in the United States. Reserves are based as follows:

(a)	For Mesa Historical: as reported in its Annual Report on Form 10-K for December 31, 2010, upon a reserve report prepared by the independent petroleum engineers of Chadwick Energy Consulting, Inc. as of December 31, 2010;
(b)	For TNR Pro Forma: upon a reserve report prepared by the independent petroleum engineers of Collarini Associates as of April 1, 2011; and
(c)	For Samson Pro Forma: upon a reserve report prepared by the independent petroleum engineers of Collarini Associates as of January 1, 2011.

For the TNR Pro Forma, using the reserve report prepared as of April 1, 2011, MEI mathematically “rolled back” reserve values to January 1, 2011, using actual sales volumes, prices, severance and production taxes, and lease operating expense realized for each month between January 1, 2011 and March 31, 2011 (the “Rollback Data”). The source of the Rollback Data is revenue and lease operating data received from Maritech Resources, Inc. for the relevant periods. This roll back of reserve volumes, revenues, taxes, and lease operating expenses for January through March 2011 was calculated by adding the sum of the Rollback Data for January through March 2011 volumes and values reported in the reserve report

Numerous uncertainties are inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves reported below.

In December 2008, the Securities and Exchange Commission (the “SEC”) issued its final rule, Modernization of Oil and Gas Reporting, which was first effective for reporting 2009 reserve information. In January 2010, the Financial Accounting Standards Board issued its authoritative guidance on extractive activities for oil and gas to align its requirements with the SEC’s final rule. Under the SEC’s final rule, prior period reserves were not restated.

Estimated quantities of oil and natural gas reserves (unaudited)

Proved reserves at December 31, 2010 are set forth below:

	Mesa Historical (1)		TNR Pro Forma		Samson Pro Forma		Total Pro Forma
	Oil	Gas	Oil	Gas	Oil	Gas	Oil	Gas
	(MBbls)	(Mmcf)	(MBbls)	(Mmcf)	(MBbls)	(Mmcf)	(MBbls)	(Mmcf)

Proved developed producing	—	123	100	194	367	1,468	467	1,785
Proved developed nonproducing	—	—	—	—	—	—	—	—
Proved undeveloped	—	—	159	1,313	—	—	159	1,313
Total proved at December 31, 2010	—	123	259	1,507	367	1,468	626	3,098

(1)	Includes NGLs

The following table sets forth certain data pertaining to changes in reserve quantities of the proved, proved developed and proved undeveloped reserves for the year ended December 31, 2010.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Mesa Historical (1)		TNR Pro Forma		Samson Pro Forma		Total Pro Forma
	Oil	Gas	Oil	Gas	Oil	Gas	Oil	Gas
	(MBbls)	(Mmcf)	(MBbls)	(Mmcf)	(MBbls)	(Mmcf)	(MBbls)	(Mmcf)

Proved reserves:
As of December 31, 2009	—	67	—	—	424	1,889	424	1,956
Revisions of previous estimates	—	(17)	—	—	—	—	—	(17)
Acquisitions of new reserves	—	—	—	—	—	—	—	—
Extensions and discoveries	—	86	—	—	—	—	—	86
Purchases of reserves in place	—	—	259	1,507	—	—	259	1,507
Production	—	(13)	—	—	(57)	(421)	(57)	(434)
As of December 31, 2010	—	123	259	1,507	367	1,468	626	3,098

Proved developed reserves:
As of December 31, 2009	—	67	—	—	424	1,889	424	1,956
As of December 31, 2010	—	123	100	194	367	1,468	467	1,785

Proved undeveloped reserves:
As of December 31, 2009	—	—	—	—	—	—	—	—
As of December 31, 2010	—	—	159	1,313	—	—	159	1,313

(1)	Includes NGLs

Standardized measure of discounted future net cash flows (unaudited)

The standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves is presented below.

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

	Year Ended December 31, 2010
	Mesa Historical	TNR Pro Forma	Samson Pro Forma	Pro Forma Adjustments (1)	Total Pro Forma
	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)

Future cash inflows from production	$568	$30,697	$36,874	$—	$68,139
Future production costs	(371)	(9,779)	(17,361)	—	(27,511)
Future development costs	—	(3,882)	(2,449)	—	(6,331)
Future income tax expense	—	(5,963)	(5,972)	11,935	—
Undiscounted future net cash flows	197	11,703	11,092	11,935	34,297
10% annual discount	(48)	(9,087)	(2,655)	(2,820)	(14,610)

Standardized measure of discounted future net cash flows	$149	$1,986	$8,437	$9,115	$19,687

(1)	Pro forma adjustments represent elimination of effect of future income taxes due to Mesa’s deferred tax asset position and the associated full valuation allowance that serves to reduce to zero a tax benefit that otherwise would result from the tax effects of PV-10 at December 31, 2010.

The standardized measure of discounted future net cash flows (discounted at 10%) from production of proved reserves was developed as follows:

1. An estimate was made as of January 1, 2011, of the quantity of proved reserves and the future periods in which they are expected to be produced based on 2010 year-end economic conditions.

2. In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof for 2011 are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. Prior years’ estimates were not created. For the TNR Pro Forma reserves, the April 1, 2011, reserves were rolled backward to January 1, 2011, by increasing future net cash inflows, future lease operating expense and severance/production taxes by actual revenues, lease operating expenses, and production/severance taxes. In addition, projected oil and gas volumes were rolled back to January 1, 2011, from those projected on the April 1, 2011, reserve report by actual volumes associated with oil and gas sales as reported on revenue and lease operating data received from Maritech Resources, Inc.

3. Future income taxes were calculated by applying the statutory federal and state income tax rate to pre-tax future net cash flows, net of MEI’s tax basis of the properties involved.

The principal sources of changes in the standardized measure of the future net cash flows for each of the two years in the period ended December 31, 2010, are as follows:

Changes in the Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

	Year Ended December 31, 2010
	Mesa Historical	TNR Pro Forma	Samson Pro Forma	Pro Forma Adjustments (1)	Total Pro Forma
	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)

Standardized measure at December 31, 2009	$27	$—	$9,591	$—	$9.618
Revenues less production and other costs	(28)	—	(3,429)	—	(3,457)
Net changes in prices, production and other costs	(7)	—	394	—	387
Net development costs incurred	—	—	—	—	—
Net changes in future development costs	—	—	327	—	327
Extensions and discoveries	211	—	—	—	211
Revisions of previous quantity estimates	(69)	—	—	—	(69)
Accretion of discount	15	—	567	—	582
Net change in income taxes	—	—	987	9,115	10,102
Purchases of reserves in place	—	1,986	—	—	1,986
Sales of reserves in place	—	—	—	—	—
Timing differences and other	—	—	—	—	—

Standardized measure at December 31, 2010	$149	$1,986	$8,437	$9,115	$19,687

(1)	Pro forma adjustments represent elimination of effect of future income taxes due to Mesa’s deferred tax asset position and the associated full valuation allowance that serves to reduce to zero a tax benefit that otherwise would result from the tax effects of PV-10 at December 31, 2010.